UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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                     FIRST BUSINESS FINANCIAL SERVICES, INC.
(Name of Registrant as Specified in its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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FIRST BUSINESS FINANCIAL SERVICES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 7, 2007

To the Shareholders of
      First Business Financial Services, Inc.:

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of First Business Financial Services, Inc. (the “Company”) will be held on Monday, May 7, 2007, at 6:00 P.M., local time, at the Fluno Center for Executive Education located at 601 University Avenue, Madison, Wisconsin 53715, for the following purposes:

1.	To elect three Class III directors to hold office until the 2010 annual meeting of shareholders and until their successors are duly elected and qualified.

2.	To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The close of business on March 5, 2007 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

        A proxy for the meeting and a proxy statement are enclosed herewith.

By Order of the Board of Directors
FIRST BUSINESS FINANCIAL SERVICES, INC.
Margaret M. Bomber
Corporate Secretary

Madison, Wisconsin
March 30, 2007

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

IF YOU PREFER, YOU MAY VOTE BY TELEPHONE OR VIA THE INTERNET. INSTRUCTIONS ARE INCLUDED ON THE PROXY CARD.

FIRST BUSINESS FINANCIAL SERVICES, INC.
401 Charmany Drive
Madison, Wisconsin 53719

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 7, 2007

        This proxy statement is being furnished to shareholders by the Board of Directors (the “Board”) of First Business Financial Services, Inc. (the “Company”) beginning on or about April 3, 2007 in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Monday, May 7, 2007, at 6:00 P.M., local time, at the Fluno Center for Executive Education at 601 University Avenue, Madison Wisconsin 53715, and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

        Execution of a proxy given in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or at the annual meeting.

        A proxy, in the enclosed form, that is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained in the proxy. The shares represented by executed but unmarked proxies will be voted FOR the three persons nominated for election as directors referred to in the proxy statement, and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of three directors, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

        Only holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on March 5, 2007 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 2,497,161 shares of Common Stock, each of which is entitled to one vote per share.

ELECTION OF DIRECTORS

        The Company’s By-Laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect three directors to hold office until the 2010 annual meeting of shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the three persons named as nominees herein. The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Each director will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Votes will be tabulated by an inspector of elections appointed by the Board.

        The following sets forth certain information, as of March 1, 2007, about the Board’s nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

Nominees for Election at the Annual Meeting

Terms expiring at the 2010 Annual Meeting

        Jan A. Eddy, age 57, has served as a Director of the Company since October, 2003 and is a member of the Audit, Compensation, and Corporate Governance & Nominating Committees. She also serves as the Chairperson of the Board of Directors of First Business Bank, and sits on the Governance Committee. She has served as a Director of First Business Bank since April, 1990. Ms. Eddy served as President and Chief Executive Officer of Wingra Technologies, a designer and distributor of software, from October, 1991 to January, 2005. Quest Software purchased Wingra Technologies in January, 2005. Ms. Eddy held the position of Business Development Executive at Quest Software from January, 2005 to October, 2005.

        John M. Silseth, age 51, has served as a Director of the Company since October, 2006 and is a member of the Audit Committee. He also serves as Chairman of the Board of Directors of First Business Bank-Milwaukee and sits on the Directors Loan Committee. Mr. Silseth has been President of Antietam LLC, a private investment firm located in Milwaukee, Wisconsin, since 1986. He also serves on the Board of Directors of various Antietam portfolio companies, other privately held companies, and charitable organizations.

        Dean W. Voeks, age 64, has served as a Director of the Company since April, 1996 and is Chair of the Audit Committee. From January, 1991 until October, 2001, Mr. Voeks was the President and Chief Executive Officer of Chorus Communications Group Ltd., a telecommunications company.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” SUCH NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” SUCH NOMINEES.

Directors Continuing in Office

Terms expiring at the 2008 Annual Meeting

        Jerome J. Smith, age 62, has served a Director of the Company since December, 1989, and Chairman of the Board since July, 2006. He served as CEO from December, 1989 to December, 2006. He served as President of the Company from December, 1989 to February, 2005. He also served as President and Chief Executive Officer of First Business Bank from December, 1989 to July, 1999 and as Chairman of its Board of Directors from April, 2001 to December, 2003.

        Leland C. Bruce, age 66, has served as a Director of the Company since December, 2001, and is a member of the Corporate Governance and Nominating Committee and the Compensation Committee. In addition, he serves as a Director of First Business Bank and First Business Capital Corp, and sits on the Directors’ Loan Committee of each of these subsidiaries of the Company. Mr. Bruce is the President, Chief Executive Officer and Chairman of the Bruce Company of Wisconsin, Inc., a company providing landscaping and golf course construction, which he founded.

        Loren D. Mortenson, age 67, has served as a Director of the Company since January, 1994 and is a member of the Compensation Committee. He has served as Chairman of Mortenson, Matzelle & Meldrum, Inc., an independent insurance agency, since 1968.

Terms expiring at the 2009 Annual Meeting

        Mark D. Bugher, age 58, has served as a Director of the Company since July, 2005 and is a member of the Audit Committee. Mr. Bugher is the Director of University Research Park in Madison, Wisconsin. Prior to this role, Mr. Bugher served as the Secretary of the State of Wisconsin Department of Administration from 1996 to 1999. From 1988 to 1996, he served as Secretary of the State of Wisconsin Department of Revenue. Mr. Bugher serves in leadership positions as chair or board member to many organizations promoting economic development in Wisconsin.

        Corey A. Chambas, age 44, has served as CEO of the Company since December, 2006, as President of the Company since February, 2005, and as a Director since July, 2002. He has served as a Director of First Business Bank-Milwaukee, a subsidiary of the Company, since August, 2006. He served as Chief Operating Officer of the Company from February 2005 to September, 2006, and as Executive Vice President of the Company from July, 2002 to February, 2005. He also served as President and Chief Executive Officer of First Business Bank, a subsidiary of the Company, from July, 1999 to September, 2006.

        Gary E. Zimmerman, age 64, has served as a Director of the Company since April, 1991 and is Chair of the Compensation Committee and of the Corporate Governance & Nominating Committee. Mr. Zimmerman has been Chairman of Terra Engineering and Construction Corporation from March, 1974 to the present. In addition, he was President and Chief Executive Officer of Terra from March, 1973 to November, 1999.

BOARD OF DIRECTORS

Independent Directors and Annual Meeting Attendance

        Of the nine directors currently serving on the Board of Directors, the Board has determined that Leland C. Bruce, Mark D. Bugher, Jan A. Eddy, Loren D. Mortenson, John M. Silseth, Dean W. Voeks and Gary E. Zimmerman are “independent directors” as that term is defined in the listing standards of The Nasdaq Stock Market, Inc.

        Directors are expected to attend the Company’s annual meeting of shareholders each year. All eight directors who were directors at the time of the Company’s 2006 Annual Meeting attended the meeting.

Committees

        The Board held seven meetings in 2006. Each director who was a director in 2006 attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period in which the director served and (2) the total number of meetings held by all committees of the Board on which such director served during the period in which the director served in 2006.

        The Board has a standing Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. Each of these committees has the responsibilities set forth in formal written charters adopted by the Board. The Company makes available on its website located at www.fbfinancial.com. copies of each of these charters free of charge.

        The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the Company’s accounting and financial reporting processes and the audits of the financial statements of the Company. The Audit Committee presently consists of Dean W. Voeks (Chair), Mark D. Bugher, Jan A. Eddy and John M. Silseth, each of whom meets the independence standards of The Nasdaq Stock Market, Inc. and the Securities and Exchange Commission for audit committee members. The Board has determined that John M. Silseth qualifies as an “audit committee financial expert,” as that term is defined by the Securities and Exchange Commission, because he has the requisite attributes through his education and experience. The Audit Committee held seven meetings in 2006.

        The Compensation Committee reviews and recommends to the Board the compensation structure for the Company’s directors, officers and other managerial personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation, and administers the Company’s equity incentive plans. Gary E. Zimmerman (Chair), Leland C. Bruce, Jan A. Eddy, and Loren D. Mortenson are the current members of the Compensation Committee. The Compensation Committee held five meetings in 2006.

        The Corporate Governance and Nominating Committee consists of Gary E. Zimmerman (Chair), Leland C. Bruce and Jan E. Eddy, each of whom meets the independence standards of The Nasdaq Stock Market, Inc. for nominating committee members. The Corporate Governance and Nominating Committee’s primary functions are to: (1) recommend persons to be selected by the Board as nominees for election as directors, (2) recommend persons to be elected to fill any vacancies on the Board, (3) lead the Board in its annual review of Board performance and (4) develop and recommend to the Board corporate governance principles, policies and procedures. The Corporate Governance and Nominating Committee held three meetings in 2006.

Nominations of Directors

        The Corporate Governance and Nominating Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Corporate Governance and Nominating Committee should be sent to the Corporate Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee. The Company’s By-laws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by the shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give notice of an intent to make such a nomination to the Corporate Secretary of the Company not less than 60 days or more than 90 days prior to the date of the previous year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days).

        In identifying and evaluating nominees for director, the Corporate Governance and Nominating Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company. The Corporate Governance and Nominating Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Corporate Governance and Nominating Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. In addition, the Board and the Corporate Governance and Nominating Committee believe that the following specific qualities and skills are necessary for all directors to possess:

o	A director must display high personal and professional ethics, integrity and values.

o	A director must have the ability to exercise sound business judgment.

o	A director must be accomplished in his or her respective field, with broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

o	A director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

o	A director must be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.

o	A director must have sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of the Company’s business.

        The Board also believes the following qualities or skills are necessary for one or more directors to possess:

o	One or more of the directors generally should be active or former executive officers of public or private companies or leaders of major complex organizations, including commercial, scientific, government, educational and other similar institutions.

o	Directors must be selected so that the Board is a diverse body.

In October, 2006, the Board appointed John M. Silseth to fill the unexpired term of Charles H. Thompson, who retired in July, 2006. Mr. Silseth was recommended to the Board by the Corporate Governance and Nominating Committee by Jerome J. Smith, who served on the Board of Directors of First Business Bank-Milwaukee with Mr. Silseth. Mr. Silseth, who has an audit and accounting background, brings knowledge of the Company, entrepreneurial experience, and audit experience to the Board and was appointed to sit on the Audit Committee in January, 2007.

Communications with the Board of Directors

        Shareholders may communicate with the Board by writing to First Business Financial Services, Inc., Board of Directors (or, at the shareholder’s option, to a specific director), c/o Margaret M. Bomber, Corporate Secretary, 401 Charmany Drive, Madison, Wisconsin 53719. The Corporate Secretary will ensure that the communication is delivered to the Board or the specified director, as the case may be.

REPORT OF THE AUDIT COMMITTEE

        In accordance with its written charter, the Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the Company’s accounting and financial reporting processes and the audits of the financial statements of the Company.

        In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2006 Annual Report on Form 10-K with the Company’s management and independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

        The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. In addition, the Company’s independent registered public accounting firm provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis. The Audit Committee has considered whether the provision of the services related to the Audit-Related Fees, Tax Fees and All Other Fees set forth in “Miscellaneous—Independent Registered Public Accounting Firm” was compatible with maintaining the independence of the independent registered public accounting firm and determined that such services did not adversely affect the independence of the firm.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

        This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE

Dean W. Voeks, Chair
Mark D. Bugher
Jan A. Eddy
John M. Silseth

PRINCIPAL SHAREHOLDERS

Management and Directors

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 1, 2007 by: (i) each director and director nominee; (ii) each of the executive officers named in the Compensation Tables, Discussion & Analysis set forth below; and (iii) all of the directors, director nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned. As of March 1, 2007, there were 2,497,161 shares of Common Stock outstanding.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned
Gary E. Zimmerman	91,996	(1)	3.7%
Leland C. Bruce	74,670		3.0%
Corey A. Chambas	62,938	(2)	2.5%
Jerome J. Smith	56,390		2.3%
James F. Ropella	25,255	(2)	1.0%
Michael J. Losenegger	15,650	(2)	*
Charles H. Batson	12,500		*
Loren D. Mortenson	8,000		*
John M. Silseth	7,500		*
Dean W. Voeks	5,335		*
Jan A. Eddy	4,908		*
Mark D. Bugher	1,500		*
All directors, nominees and executive
officers as a group (14 persons)	395,060	(2)	15.8%

* Denotes less than 1%.

(1)	Includes 5,292 shares held in the name of Carole A. Zimmerman, Mr. Zimmerman’s spouse. Mr. Zimmerman has no voting or investment power over these shares.

(2)	Includes shares of Common Stock that may be purchased under stock options which are currently exercisable or exercisable within 60 days of March 1, 2007, as follows: Mr. Chambas, 25,932 shares; Mr. Ropella, 12,000 shares; Mr. Losenegger, 11,875 shares; and all directors, nominees and executive officers as a group, 72,245 shares.

Other Beneficial Owners

        The following table sets forth certain information regarding beneficial ownership by the only other person known to the Company to own more than 5% of the outstanding Common Stock. The beneficial ownership information set forth below has been reported in filings made by the beneficial owner with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Sam Jacobsen
3541 Bishops Way
Middleton, WI 53562	321,536	12.9%

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Executive Compensation Philosophy

        The Company operates a diverse set of subsidiaries within the highly competitive financial services industry. Each subsidiary has specific goals and measures of performance as well as compensation programs tailored to those goals. The Company’s compensation philosophy sets out the principles that must be common to each of these programs, including that of the Company itself. These principles are:

o	Pay all employees a fair base salary commensurate with their respective responsibilities.

o	Provide fringe benefit programs for all employees at a level that is consistent and competitive within the geographic area of the Company.

o	Design incentive compensation programs that reward results consistent with the Company’s objective of increasing long term shareholder value.

o	Provide an equity incentive program that will enable the Company to attract and retain highly qualified executives, and that will align the interests of the executives with those of the Company’s shareholders.

        The Company wishes to attract and retain key executives in the competitive markets in which it operates, to set appropriate performance goals for those key executives, and to align the short term and long term goals of the executive with those of the Company. The success of the Company will lead to motivated, successful, well compensated executives.

Role of Our Compensation Committee

        The Compensation Committee (the “Committee”) reviews and makes recommendations to the Board to ensure that the Company’s executive compensation and benefit programs are consistent with its corporate governance guidelines and the compensation philosophy described above. The Committee is appointed by the Board, and is composed entirely of directors who meet independence requirements as defined by Nasdaq Rule 4200a(15). In addition, each director who serves on the Committee is a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and satisfies the requirements of an “outside director” for purposes of Section 162(m)(4)(C) of the Internal Revenue Code. The members of the Committee are Gary E. Zimmerman, Leland C. Bruce, Jan A. Eddy, and Loren D. Mortenson.

        The Committee is governed by its charter, which is reviewed annually, and may be found on the Company website, www.fbfinancial.com, within the “Investor Relations” tab, under “Governance Documents”. The broad responsibilities and duties of the Committee are as follows:

o	Setting compensation for the CEO and other executive officers;

o	Monitoring incentive and equity-based compensation plans;

o	Presenting Committee recommendations regarding equity compensation awards for Board approval; and

o	Reviewing and approving the proxy compensation report in accordance with SEC guidelines.

        The Committee has the authority to retain inside advisors, and has sole authority to retain and pay outside advisors. The Committee calendar and meeting agendas are set by its Chairman, Gary E. Zimmerman, with the assistance of Human Resources Senior Vice President, Jodi A. Chandler. The Committee may not delegate either its responsibilities or its authority to other persons.

        The Committee took the following steps during 2006 to fulfill its objectives, described above.

o	In 2005, the Committee, together with management, retained Hewitt Associates, LLC to perform a review of the Company’s executive compensation programs. The review consisted of a comprehensive assessment of the Company’s executive compensation program, as compared to a peer group of bank holding companies that specialize in business banking and range in asset size from $400 thousand to $2.8 billion, for competitive pay, change in control provisions, and supplemental executive retirement plans. The study focused on the top nine executive officers in the Company. The results of this study were used in 2006 to review and assess executive compensation.

o	The Committee reviewed the performance of the Company’s CEO and recommended to the independent members of the Board, the base salary increase for the CEO. The recommendation was based on the CEO’s achieving goals set for the year in light of the philosophy as stated above, and taking competitive levels of compensation into consideration.

o	The Committee reviewed the performance of the Company’s named executive officers and other key employees, with the assistance of the CEO and management, and recommended base salary increases based on achievement of goals set for the year in light of the philosophy stated above, and taking competitive levels of compensation into consideration.

o	The Committee finalized the revision and update of the agreement with Corey A. Chambas, which was signed in November, 2006. The Committee also formulated a new job description for Jerome J. Smith as an executive consultant and approved his compensation program for 2007, following his resignation as CEO of the Company at year end. Mr. Smith continues to serve as Chairman of the Board.

o	The Committee performed its annual review of the Company’s compensation philosophy, the compensation policy, and non-equity incentive program, and approved the 2005 401(k) profit sharing contribution, the 2006 non-equity incentive criteria targets, and various restricted share grants throughout the year.

o	The Committee, with the assistance of the CEO and the Senior Vice President of Human Resources, assessed and made recommendations regarding the competitiveness of the Company’s overall compensation and benefits program.

o	The Committee had the template for a Change in Control and Severance Agreement drafted.

Total Compensation

        The Company strives to attract and retain executives with the integrity, management skills, and knowledge of the industry that will fit the Company’s particular culture and serve the Company, the executive and the Company’s shareholders in the best manner possible. The Company’s executive compensation has three basic components:

1.	A base salary component;

2.	A short-term component, or non-equity incentive plan, which is directly tied to operating performance; and

3.	A long-term component through the Company’s equity incentive plan.

        Total executive compensation is structured to ensure that the short and long term goals of the Company and the executives are aligned. The Company believes that the total compensation paid or awarded in 2006 to the officers named in the summary compensation table, which we refer to as the “named executive officers,” was consistent with the financial performance of the Company and the individual performance of each of the named executive officers. The Company also believes that this total compensation was reasonable and is consistent with its compensation philosophy. The named executive officers for 2006 are Corey A. Chambas, President and CEO of the Company, James F. Ropella, Senior Vice President and CFO of the Company, Jerome J. Smith, Chairman and former CEO of the Company, Michael J. Losenegger, COO of the Company and CEO of First Business Bank, a subsidiary of the Company, Mark J. Meloy, President of First Business Bank, and Charles H. Batson, President and CEO of First Business Capital Corp., a subsidiary of First Business Bank.

Elements of Compensation

Base Salary

        The Committee reviews the base salaries of the Company’s named executive officers annually, and takes a variety of factors into consideration. These factors include the duties and responsibilities of the position, level of experience, individual performance, Company and specific entity financial performance, and competitive forces particular to the geographic market of the Company and the specific entities. The Committee also considered the advice of Hewitt Associates, LLC when setting the base salaries for 2006.

        The Company establishes a market target salary for each position within the Company. This target is priced to market using local, national and industry specific data. Internal equity is also taken into consideration when establishing the market target. The Company works to maintain a flexible system so that it is able to recruit and retain highly qualified executives. The Company sets salaries as follows: each employee with outstanding performance receives a salary above the market target salary, each employee that exceeds performance objectives receives a salary at the market target, and each employee with average performance receives a salary slightly below the market target. This policy is used for positions at all levels.

        Base salary increases from 2005 to 2006 were as follows: Mr. Chambas, 7.1%, Mr. Ropella, 3.6%, and Mr. Smith, 5%. The average increase in base salaries for all employees across all Company entities from 2005 to 2006 was 3.48%. Mr. Batson did not receive an increase to his base salary because he did not join the Company until the beginning of 2006. Mr. Losenegger received a 13% increase when he assumed the role of CEO of First Business Bank and an additional increase of 12.5% when he became Chief Operating Officer of the Company. His base salary at year end was $180,000. Mr. Meloy did not receive a base salary increase from 2005 to 2006 but received a 16.3% increase when he assumed the role of President of First Business Bank.

Non-Equity Incentive Program

        The Company maintains a non-equity incentive program for all employees who work at least thirty hours per week, including the named executive officers. The percentage payout is based on Company and subsidiary entity performance and the employee’s position with the Company or subsidiary entity. The non-equity incentive program is intended to emphasize achievement of the Company’s corporate financial goals and reward the performance of those who fulfilled their responsibilities in meeting those goals.

        The Company believes that a significant element of the total compensation of its named executive officers must be linked to operating performance. Payouts under the non-equity incentive program are based on established performance criteria and formulas within those criteria that measure operating performance in terms of steady and sustainable earnings per share growth.

        The Company uses growth in top line revenue, which the program defines as net interest revenue plus non-interest income, and cash flow, which the program defines as net income after tax before loan loss provision and adjusted for actual net charge-offs, as the two performance measures indicative of desirable growth, both in the Company and in its subsidiaries. The non-equity incentive plan criteria are set within each entity, with some portion of individual incentive compensation aligned with the Company’s overall performance. 2006 operating performance goals for the Company, for First Business Bank, and for First Business Capital Corp. are listed in the chart below.

Company	Measure	Threshold		Target	Superior
First Business Financial Services	Top line revenue growth		5.00%	10.00%	25.00%
First Business Financial Services	Cash flow growth		5.00%	10.00%	25.00%
First Business Bank	Top line revenue growth		4.00%	10.00%	20.00%
First Business Bank	Cash flow growth		4.00%	10.00%	20.00%
First Business Capital Corp.	Top line revenue growth		10.89%	18.81%	32.01%
First Business Capital Corp.	Cash flow growth	-	10.27%	0.21%	21.16%

        Payouts under the Company’s non-equity incentive program are determined by the overall performance of the Company and by the performance of the subsidiary entity for which the executive works. Entity performance comprises 75% of the payout and the overall Company performance comprises 25% of the payout. The predefined threshold must be reached before any payout is made, for all entities and all employees. Once threshold is reached, there is a sliding scale for performance to the predefined target, with the maximum payment made at the predefined superior level. The threshold/target/superior percentages for 2006 for the named executive officers are listed in the table below:

Company Executive	Non-Equity Incentive Plan Payout
Jerome J. Smith	10-35-75% of base salary
Corey A. Chambas	10-35-75% of base salary
Charles H. Batson	10-35-75% of base salary
Michael J. Losenegger	8-25-50% of base salary
James F. Ropella	8-25-50% of base salary
Mark J. Meloy	8-25-50% of base salary

        The non-equity incentive plan compensation for Mr. Chambas, Mr. Smith and Mr. Ropella was based on the Company reaching the threshold of 5% in top line revenue growth, or $22.32 million of total top line revenue, with an actual growth rate of 6.57%, or $22.65 million of total top line revenue, and the percentage of salary payout accorded to each. The Company did not reach its cash flow growth threshold of 5%.

        The non-equity incentive plan compensation for Mr. Batson was based on a combination of the performance of First Business Capital Corp. and the Company. 75% of the payment was based on goals set for First Business Capital Corp. Mr. Batson was hired as the President and CEO of First Business Capital Corp. in January, 2006, a position that had been vacant since July, 2005. The hire of Mr. Batson resulted in an increase in operating expenses for 2006. The cash flow threshold of $1.29 million for 2006, a decrease of 10.27% from 2005, was set taking this increased operating expense into consideration. The actual cash flow for 2006 was $1.37 million, or a growth rate of (4.13%). First Business Capital Corp. did not reach its top line revenue threshold of $5.01 million, or growth of 10.89%. 25% of the payment to Mr. Batson was based on the Company performance targets and thresholds discussed above.

        The non-equity incentive plan compensation for Mr. Losenegger and Mr. Meloy was based on a combination of the performance of First Business Bank and the Company. 75% of the payment was based on First Business Bank reaching the threshold of 4% in cash flow growth, or $4.87 million of total cash flow, with an actual growth rate of 8.80%, or $5.10 million of total cash flow, and the percentage of salary payout accorded to each. First Business Bank did not reach its top line revenue growth threshold of 4%. 25% of the payment made to Mr. Losenegger and Mr. Meloy was based on the Company performance targets and thresholds discussed above.

Equity Incentive Plan

        The Company has an equity incentive plan that is administered by the Committee and the Board. The Committee has the authority to grant stock options, shares of restricted stock, restricted stock units, and performance shares under the equity incentive plan. The general purpose of the Company’s equity incentive plan is to provide compensation opportunities to its executives, contingent upon the long-term performance of the Company. The Company’s equity incentive plan ensures that the Company’s named executive officers have a continuing stake in the long-term success of the Company, which is consistent with the Company’s overall compensation philosophy.

        In previous years, the Company awarded stock options to its named executive officers. The Committee replaced stock options with grants of restricted stock as of May, 2005. This change in practice was made to reduce the risks and expense associated with valuing options required with the adoption of Statement of Financial Accounting Standards No. 123R, Accounting for Stock-Based Compensation. Restricted stock awarded under the equity incentive plan is generally subject to a four-year restriction, or vesting, schedule.

        Grants of restricted stock made under the equity incentive plan are awarded by the Board upon the recommendation of the Committee and the CEO, and are made on a subjective basis. Consideration is given to the financial performance of the Company in determining whether to award restricted stock and the size of the award. In recommending the size of the award, the Committee and CEO consider the level of responsibility of the officer considered for an award and the performance of that officer in his or her area of responsibility. In addition, restricted stock may be awarded as part of an offer of employment, based on level of responsibility and Company expectations of performance, or as part of increased compensation due to a promotion. Shares of restricted stock are generally granted on the date of the regularly scheduled meetings of the Committee and are effective on the grant date. The restricted stock awards to the named executive officers are found in the Grants of Plan-Based Awards Table.

Other Benefits

401(k) Plan with discretionary profit sharing

        All employees, including the named executive officers, are eligible to participate in the Company 401(k) plan. In addition, all employees who have been employed by the Company for one year, worked 1,000 hours or more during that year, and are 21 years of age, are eligible to receive the Company match of 100% of the first 3% of compensation contributed to the plan. The Board may authorize an additional annual profit sharing contribution of up to 6% of the employee’s total salary and bonus with an individual cap of $220,000, based on the performance of the Company. The profit sharing contribution is subjective and granted at the discretion of the Board, acting on the recommendation of the Committee.

Perquisites

        In 2006, the Company provided either a vehicle or a vehicle allowance for Mr. Smith, Mr. Chambas, Mr. Batson, Mr. Losenegger, and Mr. Meloy. In addition, in 2006, the Chairman and former CEO of the Company, Jerome J. Smith, had the use of memberships at Bishops Bay Country Club, a private golf club, and the Madison Club, a membership only club used for business meetings and entertaining. Mr. Smith used these memberships for business development purposes and reimbursed the Company for any personal usage. Mr. Meloy had use of a membership at the Madison Club beginning in November, 2006, to be used for business development purposes.

Agreements with Executives

        The Company has a supplemental retirement agreement in place with Jerome J. Smith, Chairman and former CEO. First Business Bank, a subsidiary of the Company, has a supplemental retirement agreement in place with Corey A. Chambas, President and CEO of the Company and former President and CEO of First Business Bank. First Business Capital Corp., a subsidiary of First Business Bank, has a change in control and severance agreement in place with Charles H. Batson, President and CEO of First Business Capital Corp. The agreement with Mr. Smith provides retirement and death benefits in view of the contributions made to the Company and its subsidiaries by Mr. Smith as founder and CEO from 1990 through the end of 2006. The agreement with Mr. Chambas provides retirement and death benefits, along with a Change in Control provision. First Business Bank entered into the agreement with Mr. Chambas when he was a bank executive and had no role in the Company. The Company has chosen to keep the parties to the agreement the same for administrative ease.

SUMMARY COMPENSATION TABLE

        The following table sets forth for each of the named executive officers: (1) the dollar value of base salary and bonus earned during 2006; (2) the dollar value of the compensation cost of all outstanding stock and option awards recognized over the requisite service period, computed in accordance with FAS 123R (without reduction for estimated forfeitures); (3) the dollar value of earnings under the non-equity incentive plan for 2006; (4) the change in pension value during 2006; (5) all other compensation for the year; and (6) the dollar value of the total compensation for the year. The named executive officers are Corey A. Chambas, President, CEO and Director, Jerome J. Smith, Chairman of the Board and former CEO, James F. Ropella, Senior Vice President and CFO, Charles H. Batson, President and CEO of First Business Capital Corp., Michael J. Losenegger, Chief Operating Officer of the Company and CEO of First Business Bank, and Mark J. Meloy, President of First Business Bank.

Name and principal position	Year	Salary ($)	(a) Bonus ($)	(b) Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	(c) Change in pension value ($)	(d) All other compensation ($)	Total ($)
Corey A. Chambas, President, CEO and Director	2006	240,000	0	146,965	0	18,288	34,689	14,954	454,896

James F. Ropella, Senior Vice President & CFO	2006	159,000	0	69,090	0	9,190	0	10,666	247,946

Jerome J. Smith, Chairman (e)	2006	292,400	0	69,090	0	22,281	4,075	11,960	399,806
Charles H. Batson, President & CEO, First Business Capital Corp	2006	190,008	150,000	141,000	0	21,186	0	3,900	506,094

Michael J. Losenegger, Chief Operating Officer; CEO of First Business Bank	2006	165,000	0	82,750	0	16,748	0	14,092	278,590

Mark J. Meloy, President, First Business Bank	2006	155,000	0	70,605	0	14,077	0	8,702	248,384

(a)	Mr. Batson received a signing bonus of $150,000 at the time he commenced employment.

(b)	The value of the restricted stock awards is computed by multiplying the number of shares granted times the market value on the grant date.

(c)	The change for Mr. Chambas and for Mr. Smith is the increase in the present value of the amount due at normal retirement under their respective supplemental retirement agreements.

(d)

The respective 3% 401(k) match and 1.2% discretionary profit sharing contribution for each of the named executive officers are as follows: Mr. Chambas, $6,600 and $2,640; Mr. Ropella, $5,825 and $2,376; Mr. Smith, $6,600 and $2,640; Mr. Losenegger, $5,832 and $2,428; Mr. Meloy, $4,967 and $2,020. Mr. Batson did not receive the 401(k) match or profit sharing contribution since he had not been employed for the required one year employment period as of December 31, 2006. Mr. Chambas, Mr. Smith, Mr. Losenegger, and Mr. Meloy have the use of vehicles owned by the Company. The other compensation listed is the value of their personal mileage, included as a "Taxable Fringe" on their respective W-2s. Mr. Ropella received an award of $2,465 as a perquisite for extraordinary efforts in getting the Company Form 10 filed with the SEC. Mr. Batson receives a $325 per month automobile allowance.

(e)	Mr. Smith was also the CEO of the Company until his retirement on December 29, 2006.

GRANTS OF PLAN BASED AWARDS

        The Company maintains an equity incentive plan and a non-equity incentive program under which grants may be made to the Company’s executive officers. The following table sets forth information regarding all such incentive plan awards that were made to the named executive officers in 2006. The information supplements the dollar value disclosure of the stock awards in the Summary Compensation Table. No other equity incentive awards were granted to the named executive officers in 2006. Cash awards paid out under the non-equity incentive program are determined by the specific performance targets described above in “Non-Equity Incentive Program.”

Estimated future payouts under non-
equity incentive plan awards

Name and principal position	Grant date	(a)(b) Threshold ($)	(a) Target ($)	(a) Maximum ($)	All other stock awards; number of shares of stock or units (#)	All other option awards; number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)
Corey A. Chambas	2/1/06				3,000
President, CEO and Director	10/10/06				3,500
		24,000	84,000	180,000

James F. Ropella,	2/1/06				3,000
Senior Vice President & CFO		12,720	39,750	79,500

Jerome J. Smith, Chairman	2/1/06				3,000
		29,240	102,340	219,300

Charles H. Batson, President & CEO,	1/3/06				6,000
First Business Capital Corp.		19,000	66,500	142,500

Michael J. Losenegger,	2/1/06				1,675
Chief Operating Officer,	9/21/06				1,900
CEO of First Business Bank		13,200	41,250	82,500

Mark J. Meloy, President,	2/1/06				1,400
First Business Bank	9/21/06				1,650
		11,095	34,673	69,346

(a)

The estimated payouts under the non-equity incentive plan are the estimates as of December 31, 2006. The actual payouts are found in the Summary Compensation Table. The estimated Threshold, Target and Superior payouts assume that Threshold had been reached for both Top Line Revenue and Cash Flow in 2006.

(b)

The threshold payments specified in the table represent the payment that would be made to the named executive officer if the threshold performance level for each performance measure that applies to the executive officer is achieved. Because several different performance measures apply to each named executive officer, and it is possible that a threshold performance level may be achieved for some performance measures, but not others, a named executive officer may receive a total cash incentive award payment that is less than the threshold amount specified in the table.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

        The following table sets forth information on outstanding option and stock awards held by the named executive officers at December 31, 2006, including the number of shares underlying both exercisable and unexercisable portions of each stock option, and the expiration date of each outstanding option.

			Option Awards					Stock Awards
Name and principal position	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option expiration price ($)	(a) Option expiration date	(b) Grant date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Corey A. Chambas	7,432	0		19.00	10/15/11
President, CEO and Director	7,500	2,500		22.00	1/27/13
	5,000	5,000		24.00	10/18/14
	1,750	5,250		25.00	2/17/15
						2/1/06	3,000	68,490
						10/18/06	3,500	79,905
James F. Ropella	7,500	2,500		22.00	1/27/13
Senior Vice President & CFO	2,000	2,000		24.00	10/18/14
						2/1/06	3,000	68,490
Jerome J. Smith, Chairman						2/1/06	3,000	68,490
Charles H. Batson,
President & CEO,
First Business Capital Corp						1/3/06	6,000	136,980
Michael J. Losenegger	3,750	1,250		22.00	1/27/13
Chief Operating Officer	1,875	625		22.00	10/20/13
CEO of First Business Bank	2,500	2,500		24.00	10/18/14
	1,250	3,750		25.00	2/17/15
						2/1/06	1,675	38,240
						9/21/06	1,900	43,377
Mark J. Meloy, President	1,700	0		19.00	10/15/11
First Business Bank	4,875	1,625		22.00	1/27/13
	4,992	4,992		15.33	1/14/14
						2/1/06	1,400	31,962
						9/21/06	1,650	37,670

(a)	Option grants that expire on 10/15/2011 are fully vested; option grants that expire on 1/27/2013 are 75% vested, with 25% vesting on 1/27/2007; option grants that expire on 10/20/2013 are 75% vested, with 25% vesting on 10/20/2013; option grants that expire on 1/14/2014 are 50% vested, with 25% vesting on 1/14/2007 and 25% vesting on 1/14/2008; option grants that expire on 10/18/2014 are 50% vested, with 25% vesting on 10/18/2007 and 25% vesting on 10/18/2008; and option grants that expire on 2/17/2015 are 25% vested, with 25% vesting on 2/17/2007, 25% vesting on 2/17/2008, and 25% vesting on 2/17/2009. All option grants vest at 25% per year for four years from the date of the grant.

(b)	Restricted stock grants made on 1/3/2006 vest at 25% on 1/3/2007, 25% on 1/3/2008, 25% on 1/3/2009, and 25% on 1/3/2010; grants made on 2/1/2006 vest at 25% on 2/1/2007, 25% on 2/1/2008, 25% on 2/1/2009, and 25% on 2/1/2010; grants made on 9/21/2006 vest at 25% on 9/21/2007, 25% on 9/21/2008, 25% on 9/21/2009, and 25% on 9/21/2010; grants made on 10/18/06 vest at 25% on 10/18/2007, 25% on 10/18/2008, 25% on 10/18/2009, and 25% on 10/18/2010. All restricted stock grants vest at 25% per year for four years from the date of the grant.

OPTION EXERCISES AND STOCK VESTED

        No Company executive exercised stock options in 2006. No restricted shares vested in 2006.

PENSION BENEFITS

(a)(b) Name and principal position	Plan Name	Number of years credited service (#)	Present value of accumulated benefits ($)	Payments during last fiscal year ($)

Chambas
Corey A. Chambas,	Employment
President, CEO and Director	Agreement	13	301,046	0
James F. Ropella,
Senior Vice President & CFO	Not applicable
Smith Employment
Jerome J. Smith, Chairman	Agreement	Not applicable	1,442,369	0
Charles H. Batson, President & CEO,
First Business Capital Corp.	Not applicable
Michael J. Losenegger,
Chief Operating Officer;
CEO of First Business Bank	Not applicable
Mark J. Meloy, President,
First Business Bank	Not applicable

(a)	Mr. Ropella, Mr. Batson, Mr. Losenegger and Mr. Meloy are not covered under any supplemental executive retirement plan.

(b)	Mr. Chambas has not met the minimum years of service to have any vested interest in the Agreement. The listed amount is the present value of the benefit assuming service through normal retirement age.

Agreement with Mr. Smith

        The Company has entered into an agreement with Jerome J. Smith, the Company’s Chairman and former CEO. The agreement provides Mr. Smith with retirement and death benefits. Under the agreement, the Company agrees to pay Mr. Smith, or his designated beneficiary, supplemental retirement benefits in the amount of five times his salary, less $200,000, upon the termination of Mr. Smith’s employment with the Company. For purposes of this agreement, salary is defined as the average amount of base salary and non-incentive equity compensation, excluding employee benefits, paid to Mr. Smith over three of the five years immediately preceding the termination of Mr. Smith’s employment. Such amount is paid out monthly over a period of five years, beginning on the date six months after the date his employment terminates.

        The agreement also requires that the Company provide continued group health insurance coverage to Mr. Smith for a period of five years following the termination of his employment. The agreement requires the Company to pay Mr. Smith’s designated beneficiary, or his estate, an amount of $200,000, paid out monthly over a period of five years, in the event of Mr. Smith’s death. If Mr. Smith dies within the deferred compensation payment period, his designated beneficiary will be entitled to the death benefit of $200,000, plus any remaining supplemental retirement benefit payable as of the date of his death.

        The agreement contains a restrictive covenant that prohibits Mr. Smith from competing with the Company for a period of two years after the date of his termination. So long as Mr. Smith is in compliance with the non-compete, he is entitled to a payment of $3,333.33 per month for up to sixty months, beginning on the date payment of the supplemental retirement benefit is initiated. The death benefit described above is reduced for all sums paid to Mr. Smith for his compliance with the non-compete.

        The agreement provides that, if Mr. Smith is terminated for cause, all of the Company’s obligations to pay any benefit under the agreement shall immediately become null and void. The agreement defines “Cause” as Mr. Smith’s conviction for committing an act of fraud, embezzlement, theft, or other act constituting a felony, which is substantially related to the circumstances of his duties; or material breach by him of the bank laws of Wisconsin of the United States or any regulation issued by state or federal regulatory authority having jurisdiction over the banking affairs of the Company, or any of its subsidiary, parent, or affiliated organizations; or an act that disqualifies Mr. Smith from serving as an officer or director of a bank under Wisconsin or federal banking laws. Notwithstanding the foregoing, “Cause” shall not include the occurrence of any such conviction, breach or act that does not involve intentional or willful misconduct on the part of Mr. Smith.

Agreement with Mr. Chambas

        First Business Bank, a subsidiary of the Company, has entered into an agreement with Corey A. Chambas, President and CEO of the Company and former President and CEO of First Business Bank. The agreement provides Mr. Chambas with retirement and death benefits as well as certain change in control benefits described below. The retirement benefit entitles Mr. Chambas to 60% of his salary, payable annually for ten years, provided that he retires after reaching the age of 65. If Mr. Chambas retires before he reaches age 65, but after he has been employed for at least 23 years, he will receive an early retirement benefit based on the number of years he has been employed by the Company, payable annually for ten years beginning on the date of his retirement. The early retirement benefit is calculated using a fraction, the numerator of which is the number of years Mr. Chambas has been employed by the Company, not to exceed 34, and the denominator of which is 34. For purposes of the agreement, salary is defined as the aggregate of Mr. Chambas’ base salary during the year of his retirement and the highest of the following: (i) the amount of his target bonus for the year, (ii) the average of the amounts of his actual bonuses, if any, for the two immediately preceding years, or (iii) the average of the amounts of his actual bonuses, if any, for the three immediately preceding years.

        The agreement also provides that, in the event Mr. Chambas dies while in the employ of the Company, the Company shall pay to his designated beneficiary or to his estate, the sum of $1,500,000. The death benefit is paid over a period of ten years beginning on the 15th day of the month immediately following Mr. Chambas’ death. Under normal circumstances, the death benefit is paid in lieu of, rather than in addition to the retirement benefit. If, however, the amount of normal or early retirement benefit Mr. Chambas would be entitled to on the day of his death exceeds the amount of the death benefit, the retirement benefit shall be paid as a replacement for the death benefit.

        If Mr. Chambas is terminated for a reason other than cause prior to a change in control or more than two years after a change in control, he will be entitled to a severance benefit equal to the greater of two times his salary (defined above) or the amount of any early or normal retirement benefit. If Mr. Chambas is terminated for cause, all of the Company’s obligations to pay any benefit under the agreement shall immediately become null and void. Mr. Chambas is generally prohibited from competing with the Company for a period of two years following the date of his termination of employment.

        “Cause” shall be determined by the Board, in the exercise of good faith and reasonable judgment, and shall generally mean any of the following:

(i)	The willful, intentional, and continued failure by Mr. Chambas to substantially perform his duties to the best of his ability after a written demand for performance is delivered by the board to Mr. Chambas that identifies the failure to perform such duties if such failure is not remedied within ninety calendar days after receipt of the written demand by Mr. Chambas;

(ii)	The occurrence of Mr. Chambas’ conviction for committing an act of fraud, embezzlement, theft, or other act constituting a felony substantially related to the circumstances of his duties; or material breach by Mr. Chambas of the bank laws of Wisconsin or the United States or any regulation issued by state or federal regulatory authority having jurisdiction over the banking affairs of the First Business Bank, or any of its subsidiary, parent, or affiliated organizations; or an act that disqualifies Mr. Chambas from serving as an officer or director of a bank under Wisconsin or federal banking laws.

DISCLOSURE REGARDING TERMINATION ANDAND
CHANGE IN CONTROL PROVISIONS

        The following table describes the potential payments upon termination or a change of control for Mr. Chambas. The table assumes that his employment was terminated on December 29, 2006, the last business day of the Company’s fiscal year, and the price per share was $22.83, the closing price of the Company’s common stock on December 29, 2006, the last trading day of the year. A description of the circumstances that would trigger payments or the provision of benefits to Mr. Chambas, how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits and other material factors regarding the agreement, as well as other material assumptions that the Company has made in calculating the estimated compensation follow the table.

Corey A. Chambas

Executive Benefits and Payments upon:	Termination by Company for Cause or by Executive ($)	Termination by Company not for Cause ($)	Death ($)	Change in Control ($)	(a) Termination by Company not for Cause or by Executive for Good Reason Following Change in Control ($)	(a) Voluntary Termination by Executive Within Three Months of a Change in Control ($)

Compensation
Severance	0	720,000	0	0	758,241	720,000
Consulting Agreement	0	120,000	0	0	120,000	120,000
Stock Options Unvested & Accelerated	0	0	2,075	2,075	0	0
Restricted Stock Unvested & Accelerated	0	0	148,395	148,395	0	0
Benefits and Perquisites
Supplemental Retirement Benefits	0	0	1,500,000	0	0	0
Total	0	840,000	1,650,470	150,470	878,241	840,000

(a)	The total benefit to Mr. Chambas excludes the value received through the acceleration of unvested stock options and restricted stock because the value is transferred upon the occurrence of a change in control and is not contingent upon a separation from the Company.

The amounts listed are those benefits and payments that would become due and payable as if the event occurred on December 29, 2006.

Mr. Chambas' other potential benefits do not become vested either partially or completely until December 1, 2016.

Agreement with Mr. Chambas

        In addition to the retirement and death benefits described in the pension benefit agreement with Mr. Chambas, the agreement with Mr. Chambas also contains a change in control provision. Mr. Chambas is entitled to a change in control benefit if, within two years after the change in control, one of the following occurs:

i) The Company terminates Mr. Chambas' employment without cause;

ii) Mr. Chambas terminates his employment within three months after being demoted or moved outside Milwaukee, Ozaukee, Waukesha, or Dane County;

iii) Mr. Chambas terminates his employment within three months after his salary is reduced by 10% or more without his agreement; or

iv) Mr. Chambas voluntarily terminates his employment within three months of the change in control.

        If Mr. Chambas’ employment is terminated pursuant to (i), (ii), or (iii), the amount of the change in control benefit payable to Mr. Chambas is equal to the aggregate of the fair value of Mr. Chambas’ unvested stock options issued by the Company calculated as of the date of his termination or separation from employment, plus such additional amount as will, when added to any parachute payment, as defined in Section 280G of the Internal Revenue Code, made to Mr. Chambas contingent upon the change in control, equal 2.99 times his salary. If Mr. Chambas’ employment is terminated pursuant to (iv), the change in control benefit payable to Mr. Chambas is equal to two times his salary (as defined above.)

        Under the agreement, Mr. Chambas is prohibited from competing with the Company for a period of two years after the termination of his employment.

        A “Change in Control” of the Company is deemed to have occurred if: (i) any person becomes the beneficial owner of securities of the Company representing at least fifty percent of the combined voting power of the Company’s then outstanding securities; (ii) during any twelve consecutive months, individuals who, at the beginning of the twelve month period constitute the Board, cease for any reason to constitute a majority of the Board; provided, however, a change in control shall not occur pursuant to this provision, if a new director is approved by a vote of at least a majority of the directors serving on the Board, and these directors either were directors at the beginning of the twelve month period or whose election or nomination for election was so approved; or (iii) the shareholders of the Company approve: (A) a plan of complete liquidation of the Company; or (B) an agreement for the sale or disposition of all or substantially all of the Company’s assets; or (C) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding prior thereto continuing to represent at least fifty percent of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after or within one year following such merger, consolidation, or reorganization.

Change in Control and Severance Agreement

        On February 6, 2006, First Business Capital Corp. (“FBCC”), a subsidiary of First Business Bank, entered into an Executive Change in Control Severance Agreement with Charles H. Batson, President and CEO of FBCC. The agreement is triggered by a change in control of FBCC and requires FBCC to make payment of severance benefits to Mr. Batson if any event defined as a qualifying termination occurs. A qualifying termination is defined as:

i) Separation from service with the Company due to the Company's involuntary termination of Mr. Batson's employment without cause; or

ii) Separation from service with the Company due to Mr. Batson's termination of employment for good reason, meaning any one or more of the following:

o	A material reduction of Mr. Batson's authorities, duties, or responsibilities as President and CEO;

o	A requirement that Mr. Batson move to a location in excess of one hundred miles from his principal job location;

o	A reduction in Mr. Batson's base salary in effect at the time of the change in control;

o	The failure of the Company to continue Mr. Batson’s participation in employee benefit programs, non-equity incentive programs, or other compensation arrangements then in effect;

o	The failure of the Company to obtain a satisfactory agreement from any successor to the Company to perform the Company’s obligations under this agreement;

o	A material breach of this agreement by the Company that is not remedied within ten business days of receipt of a written notice of the breach delivered to the Company by Mr. Batson.

        The following table describes the payments that would be made to Mr. Batson if a qualified termination had occurred on December 29, 2006.

Charles H. Batson
Executive Benefits and Payments upon:	Change in Control resulting in a Qualified Termination ($)

Compensation
Non Equity Incentive Plan	21,186
Severance	446,500
Restricted Stock Unvested & Accelerated	136,980
Benefits and Perquisites
Health Benefits	18,594
Total	623,260

        If Mr. Batson becomes entitled to severance benefits, FBCC is obligated to pay to and provide him with:

i)	A lump sum cash amount equal to Mr. Batson’s unpaid base salary, accrued vacation pay, and unreimbursed business expenses from the most recently completed fiscal year;

ii)	Any amount payable to Mr. Batson under the non-equity incentive compensation plan then in effect;

iii)	A cash amount equal to two times Mr. Batson’s annual base salary;

iv)	A lump sum cash amount equal to the greater of (i) Mr. Batson’s then current target incentive compensation opportunity established under any annual non-equity incentive plan; or (ii) his target incentive compensation opportunity in effect prior to the change in control; and

v)	The continuation of Mr. Batson’s health insurance coverage for eighteen months from the effective date of termination.

Subject to certain exceptions, a “Change in Control” shall occur if any of the following events occur, provided that, for purposes of this definition, “Company” shall include both FBCC and First Business Financial Services, Inc.:

i)	The acquisition by any individual, entity, or group, of beneficial ownership of more than fifty percent of the combined voting power of the Company's outstanding securities with respect to the election of directors of the Company;

ii)	The consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however a Corporate Transaction pursuant to which all or substantially all of the individuals or entities who are the beneficial owners of the Company immediately prior to the Corporate Transaction will beneficially own, directly or indirectly, more than fifty percent of the outstanding shares of common stock of the resulting entity and of the combined voting power of the outstanding securities entitled to vote for the election of directors of such entity; or

iii)	During any period of not more than twelve consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director whose election by the Board of Directors of the Company or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority.

DIRECTOR COMPENSATION

        In 2006, each of the outside directors of the Company received an annual retainer of $20,000. The Chairman of the Board received an additional annual retainer of $3,000. The Chair of the Compensation Committee and the Chair of the Corporate Governance & Nominating Committee received an additional annual retainer of $3,000, while the Chair of the Audit Committee received an additional annual retainer of $5,000. Committee members were paid $500 for each committee meeting attended in person or via teleconference. The Company did not pay a board meeting attendance fee.

        The compensation for all outside directors is paid in cash, with no equity component. The Company, along with the Board, feels that equity awards made to employees are more beneficial and further the compensation philosophy of the Company more than awards made to directors. However, all outside directors do own shares in the Company, which were purchased by them as individuals. The Company does not offer a deferred compensation program for director fees at this time.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Leland C. Bruce	24,000	0	0	0	0	0	24,000
Mark D. Bugher	23,500	0	0	0	0	0	23,500
Jan A. Eddy	25,500	0	0	0	0	0	25,500
Loren D. Mortenson	22,000	0	0	0	0	0	22,000
John M. Silseth (a)	3,350	0	0	0	0	0	3,350
Charles H. Thompson (b)	20,600	0	0	0	0	0	20,600
Dean W. Voeks	28,500	0	0	0	0	0	28,500
Gary E. Zimmerman	31,250	0	0	0	0	0	31,250

(a)	John M. Silseth joined the Company board during the fourth quarter, 2006.

(b)	Charles H. Thompson retired as a director and Chairman in July, 2006.

(c)	The Company has never granted stock options to its non-employee directors. None of the directors listed above had any outstanding options as of December 31, 2006.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed this Compensation Discussion & Analysis with the CEO and other Company executives and, based on their review and discussion, has recommended to the Board that the Compensation Discussion & Analysis be included in the Company’s proxy statement.

Gary E. Zimmerman, Chairman
Leland C. Bruce
Jan A. Eddy
Loren D. Mortenson

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and holders of 10% or more of the outstanding Common Stock to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely upon information provided to the Company by individual directors, executive officers and holders of 10% or more of the outstanding Common Stock, the Company believes that, during the fiscal year ended December 31, 2006, all of its directors and executive officers complied with the Section 16(a) filing requirements.

RELATED PARTY TRANSACTIONS

        The Company’s executive officers and directors and their associates have been, and the Company anticipates that they will continue to be, clients of the Company’s subsidiary banks, First Business Bank and First Business Bank-Milwaukee (the “Banks”) in the ordinary course of business, which includes maintaining deposit, trust and other fiduciary accounts, and obtaining loans. The Banks have granted various typed of loans to the Company’s executive officers and directors, and to entities controlled by them. As of December 31, 2006, loans were consistent with similar practices in the banking industry generally, were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank’s other clients, did not involve more than the normal risk of collectibility or present other unfavorable features, and were subject and made in accordance with Federal Reserve Bank Regulation O. All extensions of credit made to the Company’s directors are approved by the Banks’ Boards as insider loans under Regulation O requirements.

MISCELLANEOUS

Independent Registered Public Accounting Firm

        KPMG LLP acted as the independent registered public accounting firm for the Company in 2006 and it is anticipated that such firm will be similarly appointed to act in 2007. The Audit Committee is solely responsible for the selection, retention, oversight and, when appropriate, termination of the Company’s independent registered public accounting firm. Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

        The fees to KPMG LLP for the fiscal years ended December 31, 2006 and 2005 were as follows:

	2006	2005
Audit Fees(1)	$138,000	$126,000
Audit-Related Fees(2)	10,000	35,000
Tax Fees(3)	62,150	31,250
All Other Fees	--	--

Total	$210,150	$192,250

(1)	Audit fees consist of fees incurred in connection with the audit of annual financial statements, the review of interim financial statements included in the quarterly reports on Form 10-Q, the issuance of consents and assistance with and review of documents filed with the Securities and Exchange Commission.

(2)	In 2006, audit-related fees consist of fees incurred in connection with the issuance of consents to incorporate by reference Form 10-K in two Forms S-8 filed in 2006. In 2005, audit-related fees consist of fees to incorporate by reference Form 10 in the filing of one Form S-8, and professional services provided in conjunction with the three amendments to Form 10 and the response to the SEC comment letters.

(3)	Tax fees consist of fees incurred in connection with tax return preparation, tax planning, tax compliance and related tax advice.

        The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent registered public accounting firm. Pursuant to these policies and procedures, the Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s responsibilities to management. During 2006, no fees to the independent registered public accounting firm were approved pursuant to the de minimis exception under the Securities and Exchange Commission’s rules.

Shareholder Proposals

        Proposals that shareholders of the Company intend to present at and have included in the Company’s proxy statement for the 2008 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), must be received by the Company by the close of business on November 30, 2007. In addition, a shareholder who otherwise intends to present business at the 2008 annual meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company’s By-Laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-Laws, to the Corporate Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the previous year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Under the By-Laws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to present at the 2008 annual meeting but do not intend to include in the Company’s proxy statement for such meeting) after February 6, 2008 and before March 8, 2008, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2008 annual meeting. If the Board chooses to present such proposal at the 2008 annual meeting, then the persons named in proxies solicited by the Board for the 2008 annual meeting may exercise discretionary voting power with respect to such proposal.

Other Matters

        The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

        Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling or writing Margaret M. Bomber, Corporate Secretary, First Business Financial Services, Inc., 401 Charmany Drive, Madison, Wisconsin 53719.

By Order of the Board of Directors
FIRST BUSINESS FINANCIAL SERVICES, INC.
Margaret M. Bomber
Corporate Secretary

March 30, 2007

Annual Meeting Proxy Card

Election of Directors

1.	To elect three (3) Class III members of the Board of Directors of the Corporation for three year terms expiring in 2010.

01 – Jan A. Eddy

02 – John M. Silseth

03 – Dean W. Voeks

2.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof. The Corporation is not aware of any such business.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ITEM 1 ABOVE. IN THE ABSENCE OF AN INDICATION TO THE CONTRARY, THIS PROXY WILL BE VOTED “FOR” ITEM 1 ABOVE, AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
May 7, 2007

The undersigned appoints Jerome J. Smith and Gary E. Zimmerman, and each or either of them, proxies of the undersigned, with full power of substitution, and authorizes them to respect and to vote, as designated below, all the shares of common stock of First Business Financial Services, Inc. (“the Corporation”) held of record by the undersigned at the close of business on March 5, 2007 at the Annual Meeting of Shareholders of First Business Financial Services, Inc. to be held on May 7, 2007 or any postponement of adjournment thereof.

(Continued and to be voted on the reverse side.)